INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Form S-8 filed on November 20, 2002 for Quad City Bank of our report, dated July 26, 2002, included in the Annual Report on Form 10-K of Quad City Bank for the year ended June 30, 2002.


/s/ McGladrey & Pullen
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McGladrey & Pullen
November 20, 2002




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